Exhibit 99.1

For Immediate Release

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. ANNOUNCES AMENDMENT TO U.S. CREDIT FACILITY
Borrowing Availability Increased Until September 15, 2006

Itasca, Ill. – July 20, 2006 – Enesco Group, Inc., a leader in the giftware, and home and garden décor industries, today announced the Company signed a twelfth amendment to its current U.S. credit facility with Bank of America, N.A. and LaSalle Bank N.A., effective as of July 20, 2006, to increase its borrowing availability in amounts from $9 million to $15 million. With the signing of the twelfth amendment, the facility now has a termination date of September 15, 2006.

The amendment replaces most of the previous financial covenants with covenants requiring compliance (subject to permitted variances) with budgeted cash receipts, cash disbursements and loan formulas. The amendment also provides for a waiver of existing events of default under the credit agreement as of the date of the twelfth amendment and requires that the Company obtain commitments for new financing.

“The twelfth amendment to our current credit facility provides Enesco with the appropriate financing to meet the Company’s seasonal needs, as well as allows us to pursue and complete new long-term financing,” stated Marie Meisenbach Graul, Executive Vice President and Chief Financial Officer. “The amendment maintains the $70 million ceiling on our credit facility while providing us with expanded financial flexibility over the next two months. We remain focused on implementing initiatives to improve and better manage the Company’s cash flow. Managing our expenses remains our critical priority and we continue to evaluate additional opportunities for operating expense reductions.”

Further information can be found in Enesco’s Form 8-K, which is expected to be filed tomorrow with the Securities and Exchange Commission on www.sec.gov, or visit www.enesco.com under Investor Relations.

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers worldwide, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. Enesco’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on Enesco’s web site at www.enesco.com.

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This press release may include forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. Such forward-looking statements may be identified by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: Enesco’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; Enesco’s success in developing new products and consumer reaction to Enesco’s new products; Enesco’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; Enesco’s ability to grow revenues in mass and niche market channels; Enesco’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, Enesco operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in Enesco’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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